Exhibit 24.1

MERCANTILE BANKSHARES CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name as a director of Mercantile Bankshares Corporation the to Registration Statement on Form S-8 of Mercantile Bankshares Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of shares under the Community Bank of Northern Virginia 1993 Employees’ Incentive Stock Option Plan, the Community Bank of Northern Virginia 1998 Stock Compensation Plan, and any and all other amendments to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in one or more counterparts.

/s/ Cynthia A. Archer	Director	May 13, 2005
Cynthia A. Archer

/s/ R. Carl Benna	Director	May 13, 2005
R. Carl Benna

/s/ Richard O. Berndt	Director	May 13, 2005
Richard O. Berndt

/s/ Howard B. Bowen	Director	May 13, 2005
Howard B. Bowen

Director
William R. Brody

/s/ Eddie C. Brown	Director	May 13, 2005
Eddie C. Brown

/s/ George L. Bunting, Jr.	Director	May 13, 2005
George L. Bunting, Jr.

/s/ Anthony W. Deering	Director	May 13, 2005
Anthony W. Deering

/s/ Darrell D. Friedman	Director	May 17, 2005
Darrell D. Friedman

/s/ Freeman A. Hrabowski III	Director	May 16, 2005
Freeman A. Hrabowski III

/s/ Robert A. Kinsley	Director	May 13, 2005
Robert A. Kinsley

/s/ Jenny G. Morgan	Director	May 13, 2005
Jenny G. Morgan

/s/ Morton B. Plant	Director	May 13, 2005
Morton B. Plant

/s/ Christian H. Poindexter	Director	May 13, 2005
Christian H. Poindexter

Director
Clayton S. Rose

/s/ James L. Shea	Director	May 25, 2005
James L. Shea

/s/ Donald J. Shepard	Director	May 14, 2005
Donald J. Shepard

/s/ Jay M. Wilson	Director	May 17, 2005
Jay M. Wilson

/s/ Alexander T. Mason	Director	May 18, 2005
Alexander T. Mason